Summerville Senior Living, Inc. and Subsidiaries
Consolidated Balance Sheets as of
December 31, 2006 and 2005, and Related Consolidated Statements of Operations, Stockholders’ Deficit, and Cash Flows for
Each of the Three Years in the Period Ended December 31, 2006, (as Restated) and Independent Auditors’ Report

SUMMERVILLE SENIOR LIVING, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1
CONSOLIDATED FINANCIAL STATEMENTS:
Consolidated Balance Sheets at December 31, 2006 and 2005	2
Consolidated Statements of Operations for the Years Ended December 31, 2006, 2005, and 2004	3
Consolidated Statements of Changes in Stockholders’ Deficit for the Years Ended December 31,
2006, 2005, and 2004	4
Consolidated Statements of Cash Flows for the Years Ended December 31, 2006, 2005, and 2004	5–6
Notes to Consolidated Financial Statements	7–24

Deloitte.

Deloitte & Touche LLP
50 Fremont Street
San Francisco, CA 94105-2230
USA

Tel: +1 415 783 4000
Fax: +1 415 783 4329
www.deloitte.com

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Summerville Senior Living, Inc.
San Ramon, California

We have audited the accompanying consolidated balance sheets of Summerville Senior Living, Inc. and its subsidiaries (the "Company") as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Summerville Senior Living, Inc. and its subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the accompanying 2005 and 2004 consolidated financial statements have been restated.

Deloitte & Touche LLP

June 7, 2007

Member of
Deloitte Touche Tohmatsu

SUMMERVILLE SENIOR LIVING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005
(In thousands, except share amounts)

	2006	2005
		(Restated)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,423	$5,766
Accounts receivable — net of allowance for doubtful accounts of $965 and $550	1,256	2,140
Prepaid expenses and other current assets	7,362	3,876
Total current assets	14,041	11,782
RESTRICTED CASH	8,661	2,093
NOTES RECEIVABLE FROM OFFICERS	1,223	189
PROPERTY AND EQUIPMENT — Net	302,307	149,749
DEFERRED FINANCING COSTS — Net of accumulated amortization of $487 and $245	3,102	3,169
LEASEHOLD ACQUISITION COSTS — Net of accumulated amortization of $1,470 and $129	20,646	5,391
GOODWILL	14,770	14,770
DEPOSITS AND OTHER ASSETS	9,052	3,085
TOTAL	$373,802	$190,228

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Trade accounts payable, accrued expenses, and other current liabilities	$11,555	$6,225
General and professional insurance liability	3,049	2,589
Accrued salaries and benefits	10,404	5,981
Real estate taxes payable	2,632	1,538
Income tax payable	1,544	916
Deposits	1,598	351
Deferred revenue	5,069	2,156
Current portion of long-term debt and capital lease obligations	8,346	2,601
Total current liabilities	44,197	22,357
LONG-TERM DEBT	77,678	64,194
FINANCING OBLIGATIONS	308,878	168,109
LONG-TERM INTEREST PAYABLE TO APOLLO	60,325	44,171
CAPITAL LEASE OBLIGATIONS	22,670	5,287
DEFERRED RENT	10,582	5,188
OTHER LONG-TERM LIABILITIES	156	130
Total liabilities	524,486	309,436
STOCKHOLDERS’ DEFICIT:
Common stock, $0.000001 par value — 999,962,200,000 shares authorized, 2,203,805
issued and outstanding in 2006 and 2005	-	-
Convertible preferred stock, aggregate liquidation value of $1,076,274	28	28
Additional paid-in capital	83,419	83,419
Accumulated deficit	(234,131)	(202,655)
Total stockholders’ deficit	(150,684)	(119,208)
TOTAL	$373,802	$190,228

See notes to consolidated financial statements.

SUMMERVILLE SENIOR LIVING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(In thousands)

	2006	2005	2004
		(Restated)	(Restated)
REVENUES:
Rental and other resident service revenue	$221,684	$114,555	$94,914
Management/consulting fee revenue	899	2,336	542
Other	540	701	27
Total revenues	223,123	117,592	95,483

OPERATING EXPENSES:
Salaries and benefits	105,368	56,160	42,809
Lease expense	37,135	14,335	19,276
General and administrative	54,276	26,586	24,529
Consultants and professional fees	7,691	3,302	3,262
Asset impairment charges	-	-	426
Loss (gain) on disposal of property and equipment	8	(1,031)	(58)
Total operating expenses	204,478	99,352	90,244
OPERATING INCOME	18,645	18,240	5,239

NON-OPERATING INCOME (LOSS):
Interest income	487	179	46
Interest expense	(18,470)	(14,312)	(15,137)
Interest expense related to financing obligations	(21,400)	(8,710)	(1,028)
Depreciation and amortization	(10,077)	(4,708)	(3,939)
Total nonoperating loss	(49,460)	(27,551)	(20,058)
LOSS FROM CONTINUING OPERATIONS BEFORE TAXES	(30,815)	(9,311)	(14,819)
PROVISION FOR INCOME TAXES	(661)	(512)	(404)
LOSS FROM CONTINUING OPERATIONS	(31,476)	(9,823)	(15,223)
DISCONTINUED OPERATIONS:
Loss from operations of divested facilities	-	(115)	(253)
Loss on divestment of facilities	-	-	(17)
Loss from discontinued operations	-	(115)	(270)
NET LOSS	$(31,476)	$(9,938)	$(15,493)

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(In thousands, except share amounts)

			Convertible		Additional		Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
						(Restated)	(Restated)

Balance-December 31, 2003	2,203,805	$-	27,925,337	$28	$83,419	$(176,844)	$(93,397)

Prior period adjustments and reclassifications	-	-	-	-	-	(380)	(380)

Balance — December 31, 2003	2,203,805	-	27,925,337	28	83,419	(177,224)	(93,777)

Net loss-restated	-	-	-	-	-	(15,493)	(15,493)

Balance — December 31, 2004	2,203,805	-	27,925,337	28	83,419	(192,717)	(109,270)

Net loss-restated	-	-	-	-	-	(9,938)	(9,938)

Balance — December 31, 2005	2,203,805	-	27,925,337	28	83,419	(202,655)	(119,208)

Net loss	-	-	-	-	-	(31,476)	(31,476)

Balance — December 31, 2006	2,203,805	$-	27,925,337	$28	$83,419	$(234,131)	$(150,684)

See notes to consolidated financial statements.

SUMMERVILLE SENIOR LIVING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(In thousands, except share amounts)

	2006	2005	2004
		(Restated)	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(31,476)	$(9,938)	$(15,493)
Loss from discontinued operations	-	115	270
Adjustments to reconcile net loss from operations to
net cash provided by (used in) operating activities:
Depreciation and amortization	10,077	4,708	3,939
Litigation settlements	-	-	(188)
Provision for doubtful accounts	464	442	116
Asset impairment charges	-	-	426
Insurance proceeds from destruction of property and equipment	(261)	(407)	-
Loss (gain) on disposal of property and equipment	8	(1,031)	(75)
Changes in:
Accounts receivable	811	(1,985)	(190)
Prepaid expenses and other current assets	(5,414)	(2,426)	(1,205)
Deposits and other assets	2,186	(1,550)	839
Accounts payable and other accrued liabilities	5,855	1,425	(113)
Long-term interest payable to Apollo	16,154	11,947	11,103
Deferred revenue	2,913	(1)	948
Deferred rent	5,395	(3,533)	422
Net cash provided by (used in) operating activities from continuing operations	6,712	(2,234)	799
Net cash used in operating activities from discontinued operations	-	(96)	(200)
Net cash provided by (used in) operating activities	6,712	(2,330)	599

CASH FLOWS FROM INVESTING ACTIVITIES FROM CONTINUING OPERATIONS:
Additions to property and equipment	252	(3,353)	(1,899)
Acquisition of defaulted loan	-	(17,068)	-
Proceeds on disposal of property and equipment	2	1	-
Insurance proceeds from destruction of property and equipment	261	407	-
Cash payments for business combinations and lease intangibles, net of cash received	(30,554)	(5,520)	-
(Increase) decrease in restricted cash	(1,114)	(85)	271
(Increase) decrease in notes receivable from officers	(1,000)	47	(55)
Net cash used in investing activities from continuing operations	(32,153)	(25,571)	(1,683)

CASH FLOWS FROM FINANCING ACTIVITIES FROM CONTINUING OPERATIONS:
Cash paid for financing fees	-	-	(846)
Proceeds from issuance of debt	23,000	22,000	2,612
Proceeds from financing obligations	6,697	30,519	26,800
Payments on debt	(2,080)	(20,050)	(23,623)
Payments on interest payable to Apollo	(2,000)	(250)	(4,150)
Payments on capital lease obligations — net	(519)	(118)	(153)
Net cash provided by financing activities from continuing operations	25,098	32,101	640
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(343)	4,200	(444)
CASH AND CASH EQUIVALENTS — Beginning of year	5,766	1,566	2,010
CASH AND CASH EQUIVALENTS — End of year	$5,423	$5,766	$1,566

			(Continued)

SUMMERVILLE SENIOR LIVING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(In thousands, except share amounts)

	2006	2005	2004
		(Restated)	(Restated)

SUPPLEMENTAL DISCLOSURES OF NONCASH TRANSACTIONS:
Write-off of accounts receivable	$196	$107	$204

Write-off of fully depreciated assets—Main Place	$-	$87	$-

Additions to property and equipment financed by increase in financing obligations	$99,167	$95,849	$-

Additions to property and equipment financed by increase in capital lease obligations	$18,346	$-	$-

Additions to property and equipment financed by foreclosure on defaulted loan	$-	$18,109	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$23,736	$23,059	$3,126

Cash paid for income taxes	$33	$-	$-

See notes to consolidated financial statements.			(Concluded)

SUMMERVILLE SENIOR LIVING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(In thousands, except share amounts)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization— Summerville Senior Living, Inc. and its subsidiaries (the “Company”), a Delaware corporation, was incorporated on February 14, 1996, to acquire, develop, and operate senior living facilities. The Company is a national provider of Independent Living, Assisted Living, and Alzheimer’s/dementia facilities, operating in 13 states. The Company’s headquarters are located in San Ramon, CA. As of December 31, 2006, the Company operates 77 communities.

In 2006, the Company acquired 16 communities financed by sale-leaseback transactions with established groups of investors (see Note 6). In addition, the Company closed a transaction whereby it acquired 100% of the membership interests in Summerville Investors, LLC (“SI”). SI became a wholly owned subsidiary of the Company and owns (through leasehold interests) 17 communities that the Company had managed for a fee until that time (see Note 5).

Ownership Structure— As of December 31, 2006 and 2005, 95% of the equity of the Company is owned by Apollo Real Estate Advisors Funds III and IV (“Apollo”), a real estate investment fund based in New York; 2.5% is owned by Health Care REIT, Inc. (“HCN”), and the remainder is owned by various institutional and individual investors.

Basis of Consolidation— The consolidated financial statements include all of the subsidiaries of the Company over which it has majority ownership and financial and operating control. All significant intercompany transactions and accounts have been eliminated in the consolidated financial statements.

Management Estimates— The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include the valuation of the general and professional insurance liability, realizability of accounts receivable, deferred rent and useful lives of property for purposes of determining depreciation expense, and valuation of and assessments as to whether there is impairment in the value of long-lived assets and goodwill. Actual results could differ from those estimates.

Cash and Cash Equivalents— The Company considers cash and cash equivalents to include currency on hand, demand deposits, and all highly liquid investments with maturities less than three months at the date of purchase.

Restricted Cash— As of December 31, 2006 and 2005, the Company maintains $8.7 million and $2.1 million, respectively, in a lending institution at interest rates ranging from 3.51% to 4.9% and 2.49% to 3.43%, respectively. The cash is restricted as collateral for standby letters of credit required by the landlords of certain facilities leased and operated by the Company (see Note 10).

Property and Equipment— Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the shorter of the estimated useful life of the asset or, if applicable, the length of the lease, ranging from 3 to 35 years. Repair and maintenance costs are expensed as incurred, whereas expenditures that improve or extend the service lives of assets are capitalized. Depreciation expense was $8.5 million, $4.3 million, and $4.0 million in 2006, 2005, and 2004, respectively.

The Company classifies assets as held for sale in accordance with SFAS 144, Accounting for the Disposal of Long Lived Assets. Assets classified as held for divestiture are stated at the lower of their carrying amount or estimated fair value less disposal costs. The major classes of assets and liabilities to be disposed of are reflected on the consolidated balance sheets as assets and liabilities held for divestiture. Depreciation is not recorded on assets classified as held for divestiture. As of December 31, 2006 and 2005, there were no assets or liabilities classified as held for divestiture. Loss from operations of divested facilities and loss on divestment of facilities are reflected in the consolidated statements of operations as loss from discontinued operations for all periods presented.

Goodwill— Goodwill represents the excess of acquisition costs over the fair value of the identifiable net assets acquired. On January 1, 2002, upon adoption of Financial Accounting Standards Board (FASB) Statement No. 142, Goodwill and Other Intangible Assets, the Company ceased amortizing goodwill and began testing goodwill for impairment on an annual basis.

Leasehold Acquisition Costs — The Company recorded $16.6 million and $5.5 million related to intangible leasehold acquisition costs during 2006 and 2005 as part of the acquisition of communities. Amortization is computed using the straight-line method over the period of the remaining lease terms, ranging from 10 to 15 years. Amortization expense was $1.3 million in 2006, $0.1 million in 2005, and $0 in 2004.

Impairment of Long-Lived Assets— The Company evaluates its long-lived assets, including intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount of the asset. Due to the ongoing operating losses of the Company, a complete impairment analysis of all facilities and related goodwill was performed as of December 31, 2006, 2005, and 2004. As a result of this analysis, no impairment charge was recorded during 2006 and 2005, while an impairment charge of $426 was recorded during 2004. These charges are included in asset impairment charges in the consolidated statements of operations.

Deposits and Other Assets— Deposits and other assets consist primarily of lease deposits, repair and replacements reserves, and insurance and property tax escrows required by landlords and lenders as part of operating lease agreements and loans.

Deferred Financing Costs— Costs incurred in connection with the issuance of debt are deferred and amortized over the term of the related financing agreements using the interest method.

General and Professional Liability Insurance— The Company purchases professional and general liability insurance to cover general liability and malpractice claims. In 2006, 2005, and 2004, the Company purchased a claims-made policy, and as of December 31, 2006 and 2005, reserves of $3.0 million and $2.6 million, respectively, were recorded as an estimate for the Company’s potential deductibles and other liabilities related to incurred but not reported claims.

Deferred Rent— Certain facility leases contain fixed escalations of the minimum annual lease payments during the original terms of the lease. For these leases, the Company recognizes rental expense on a straight-line basis and records the difference between rent expense and the amount currently payable under the lease as deferred rent.

Revenue Recognition— Resident service revenue includes community processing fees, monthly rent and dining charges, and fees for assisted living services based upon a resident-specific needs and services assessment. Generally, community processing fees approximate up to one month’s rent and are received from new residents upon occupancy. Accordingly, community processing fees are recognized as income over the first 30 days of the resident’s occupancy. All other resident services revenue is recognized when services are rendered. Revenue received in advance is deferred until earned.

Income Taxes— The Company provides for income taxes in accordance with the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established for deferred tax assets when it is more likely than not that a tax benefit will not be realized.

Concentration of Credit Risk— As of December 31, 2006 and 2005, the Company had $14.1 million and $7.9 million, respectively, of cash, including restricted cash on deposit with financial institutions in excess of federally insured limits.

Financial Instruments— The Company’s financial instruments include cash and cash equivalents, accounts receivable, notes receivable, long term debt and financing obligations. At December 31, 2006 and 2005, the fair values of these instruments approximated their financial statement carrying amounts.

Stock-Based Compensation— As of January 2006, the Company accounts for stock option awards to employees using a modified prospective application, as permitted under FASB Statement No. 123R, Share-Based Payments. FASB Statement No. 123R establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all companies to apply a fair-value-based measurement method in accounting for all share-based payment transactions with employees. The fair value-based method requires the Company to make assumptions to determine expected risk-free interest rates, stock-price volatility, dividend yield, and weighted-average option life. Under this application, the Company is required to record compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. As all stock options were vested prior to January 2006, stock based compensation is not material for any period presented within these financial statements.

Total Comprehensive Loss— Total comprehensive loss consists of net loss and other comprehensive income/loss. For each of the three years in the period ended December 31, 2006, there were no items of other comprehensive income/loss.

Recent Accounting Pronouncements— In June 2006, the FASB Statement issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN No. 48”). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Adoption of FIN No. 48 is not expected to have a significant impact on the Company’s consolidated results of operations and financial position.

Reclassification — Certain prior year amounts have been reclassified to conform with the 2006 presentation.

2.	RESTATEMENT OF FINANCIAL STATEMENTS

In connection with the preparation of the Company’s consolidated financial statements for the year ended December 31, 2006, the Company determined that it had:

•	misclassified certain insurance and property tax escrows as long-term assets instead of current assets in 2005, 2004, and earlier, resulting in a cumulative effect of $200,000 in 2003.

•	incorrectly calculated the straight-line lease expense for some of their leases in 2005 and 2004

•	understated the depreciation of certain assets under capital lease in 2005, 2004, and earlier, resulting in a cumulative effect of $180,000 in 2003

•	incorrectly capitalized costs incurred in 2004

•	understated the provision for income tax gains due to sale-leaseback transactions in 2005 and 2004

•	misclassified proceeds from insurance settlement as operating activities in 2005

•	misclassified intangible assets acquired in business acquisitions in 2005

[The rest of this page is intentionally left blank]

See below for a summary of the effects of these changes on the Company’s consolidated balance sheet as of December 31, 2005, and the Company’s consolidated statement of operations for the years ended December 31, 2005 and 2004.

	2005		2004
	As Previously	As	As Previously	As
	Reported	Restated	Reported	Restated
Balance Sheet Items as of December 31:

Prepaid expenses and other current assets	$1,989	$3,876
Property and equipment — net	150,009	149,749
Deposits and other assets	5,102	3,085
Leasehold acquisition cost — net	-	5,391
Goodwill	20,290	14,770
Income taxes payable	-	916
Deferred rent	4,876	5,188
Accumulated deficit	(200,908)	(202,655)
Total stockholder's equity	(117,461)	(119,208)

Income Statement Items for
the Years Ended December 31:

Lease expense	14,279	14,335	$19,220	$19,276
General and administrative			24,399	24,529
Depreciation and amortization	4,539	4,708	3,899	3,939
Provision for income tax	-	512	-	404
Net loss	(9,201)	(9,938)	(14,863)	(15,493)

Cash Flow Items for the Years Ended December 31:

Cash Flows From Operating Activities:
Insurance proceeds for destruction of property
and equipment	-	(407)
Changes in:
Prepaid expenses and other current assets	(409)	(2,426)	(615)	(1,205)
Deposits and other assets	(3,567)	(1,550)	119	839
Accounts payable and other accrued expenses	913	1,425	(517)	(113)
Deferred rent	(3,589)	(3,533)	366	422
Net cash used in operating activities from continuing activities	(1,827)	(2,234)
Net cash used in operating activities	(1,923)	(2,330)

Cash Flows From Investing Activities:
Insurance proceeds for destruction of property
and equipment	-	407
Cash payments for business combinations and lease
intangibles, net of cash received	-	(5,520)
Acquisition of goodwill	(5,520)	-
Net cash used in investing activities	(25,978)	(25,571)

3.	MANAGEMENT’S PLANS TO ADDRESS NEGATIVE OPERATING RESULTS

The Company incurred net losses of $31.5 million, $9.9 million, and $15.5 million in 2006, 2005, and 2004, respectively. The Company had positive cash flows from operations of $7.6 million and $0.6 million for the years ended December 31, 2006 and 2004, respectively, and negative cash flows from operations of $2.3 million for the year ended December 31, 2005. These recurring net losses during the three years are due mainly to new acquisitions, interest expense and debt service requirements.

In 2001, the board of directors adopted a plan to address negative operating results. The plan included initiatives aimed at restructuring or divesting of underperforming leased facilities. In 2002, the restructuring and divesting of underperforming leased facilities was completed. The Company obtained a bridge loan facility (the “Bridge Loan”) from Apollo in 2000 initially for $15 million. Since then, the Bridge Loan has increased to $67 million from Apollo (see Note 8). As of December 31, 2006, $3.5 million is available for drawdown under the Bridge Loan. In June 2005, the Company completed a transaction initiated in 2004 with the sale-leaseback of two communities to Ventas Realty, LP. The Company utilized $2.3 million of the $6.2 million of net sales proceeds to pay down principal on Health Care Property Investors, Inc. (“HCPI”)’s $13.5 million loan (see Note 8). In May 2005, the Company exercised its purchase option for five properties and entered into a sale-leaseback transaction with HCPI that allowed the Company to repay its $5.2 million note to Healthcare Realty Trust (HRT) and to generate approximately $4.3 million in additional net proceeds. In May 2006, the Company utilized $21million to acquire the membership interest of SI. In addition, Apollo has committed to continue to assist the Company in extending the maturity date of its outstanding Bridge Loan debt through June 30, 2008, and in arranging for additional sources of capital to fund acquisitions, operating deficits, capital expenditures, principal payments to lenders, and/or any additional amounts the Company may require to meet its cash flow requirements. Management believes the plan adopted above will be adequate to meet its cash flow requirements.

4.	DISCONTINUED OPERATIONS

The Company has taken significant steps to divest from and discontinue operations for unprofitable facilities.

Discontinued Operations— During 2004, the Company did not renew their lease to operate the Chapman Manor assisted living facility. During 2005, the Company did not renew their lease to operate the Main Place assisted living facility. In 2006, there were no discontinued operations. The fixed assets related to these facilities were fully depreciated during their respective years and no impairment charge is recorded.

Loss from operations of divested facilities and divestment of facilities is reflected in the consolidated statements of operations as “Loss from discontinued operations.”

As of December 31, 2006, there were no assets and liabilities classified as held for divestiture.

Results of operations for the discontinued facilities during 2005 and 2004 are summarized as follows:

	2006	2005	2004

Statements of operations information:
Revenues	$-	$466	$2,399
Operating expenses	-	(562)	(2,599)
Operating loss	-	(96)	(200)
Depreciation and amortization	-	(19)	(53)
Operating loss before loss on divestment of facilities	-	(115)	(253)
Loss on divestment of facilities	-	-	(17)
Loss from discontinued operations	$-	$(115)	$(270)

5.	BUSINESS COMBINATION

Effective March 31, 2006, the Company purchased 100% of the membership interests in SI for $24.7 million. SI controlled, through leasehold interests, 17 properties all of which were managed by Summerville Management, LLC, a wholly owned subsidiary of the Company. Through March 31, 2006, the Company recorded $899 of management/consulting fee revenue associated with the 17 communities. Effective April 1, 2006, SI became a wholly owned subsidiary of the Company and the operating revenues and expenses of the 17 communities were consolidated together with the Company’s other operations.

The following table summarized the values of the assets acquired and liabilities assumed at the date of acquisition.

Current assets	$2,049
Property and equipment	16,053
Leasehold acquisition costs	16,596
Other assets	14,111

Total assets acquired		$48,809
Current liabilities	(6,623)
Long-term debt	(14,543)
Other liabilities	(2,957)

Total liabilities assumed		(24,123)

Net assets acquired		$24,686

The leasehold acquisition cost of $16,596 represents an intangible leasehold interest of the 17 communities. Of the $14,111 in other assets, $11,181 relates to lease deposits and $2,488 to insurance and property tax escrows and replacement reserves and $443 to other assets. Current liabilities consist of residents’ deposits and prepayments of $2,051 and property tax accruals of $3,759 and other accruals of $813. The long-term debt of $14,543 consists of the financing obligation of the one community of $14,513 and $30 related to the capital lease. Other liabilities consist of management fees payable of $2,130 and other payables of $667.

6.	SALE-LEASEBACK TRANSACTIONS

Per FASB Statement No. 98, Accounting for Leases, a sale-leaseback transaction involving real estate must qualify as a sale under the provisions of FASB Statement No. 66, Accounting for Sales of Real Estate, before it is appropriate for the Company to account for the transaction as a sale. The below transactions do not qualify as “full accrual” sales as defined in FASB Statement No. 66 because of purchase options that exist in the leases; therefore, the Company has recorded the $308.9 million in gross proceeds from the noted sale-leaseback transactions as financing obligations in the accompanying consolidated balance sheets.

In July 2004, the Company entered into a sale-leaseback agreement with Ventas Realty, LP, a public real estate investment trust, for the sale of four of the Company’s facilities. The first two of the four sale-leaseback transactions occurred during July 2004, the second two, located in Anaheim, CA and Tracy, CA were completed in February and July of 2005. The lease terms are 15 years with two five-

year extension options. The Company has an option to purchase the facilities in years 7 through 12 of the term, as defined in the agreement.

In April 2005, the Company exercised its option to purchase five properties owned by HRT, including the Hillsborough, Litchfield Hills, Ocoee, Port Orange, and Stafford communities. In conjunction with the purchase of these facilities, the Company entered into a sales-leaseback transaction with HCPI. The Company repaid the $5.2 million note due to HRT and generated net proceeds of $4.3 million.

In August 2005, the Company entered into an agreement with Adult Care Group and HCP, Inc. to assume the leases for four assisted living facilities and to enter a simultaneous sale-leaseback transaction (with HCP) for five additional assisted living facilities. As part of the same acquisition, the Company entered into an agreement with Adult Care Group and Kading & Yellin to sublease four assisted living facilities. Eleven of the facilities are located in Florida, with the remaining two in Texas.

In December 2005, the Company purchased two notes from Ackerman/Zwirn that were attached to the Lakeland Hills and Irving assisted living facilities for approximately $17 million, negotiated a deed-in-lieu agreement with the borrower, and entered into a subsequent sales-leaseback transaction with HCP.

In February 2006, the Company purchased a 114-unit assisted living and Alzheimer community called Chestnut Hills located in Columbus, OH. The transaction was structured as a sale-leaseback with HCP for $8.9 million.

In April 2006, the Company purchased three purpose-built Alzheimer communities, totaling 62 units, located in Northern California from a small regional operator. The transaction was structured as a sale-leaseback with Ventas, Inc. for $10.4 million. In addition to these properties, Summerville closed on a 106-unit assisted living and Alzheimer community called Golden Pond in Bradenton, FL. The Company structured the deal as a sale-leaseback with Ventas, Inc. with a basis of $7.2 million.

In addition, in April 2006, the Company added two more sale-leaseback properties, Beckett Lake and Lake Mary, which were previously under management of SI. Beckett Lake entered into a sale-leaseback agreement with HCP in June 2005, and Lake Mary with Ventas, Inc. in March 2006.

In June 2006, the Company exercised purchase options on Carrollwood and Gainesville owned by Tampa-Cal LP and Gainesville-Cal LP, respectively, and entered into a sale-leaseback transaction with HCP for $27 million. Net proceeds of $6.9 million from the transaction were retained by the Company to be used for future growth and working capital.

In August 2006, the Company closed on a 100-unit assisted living community called Camelot Place located in Medina, OH. The $10.7 million transaction was financed through a sale-leaseback with Nationwide Health Properties, Inc. (NHP). The Company also acquired Fox Run, an 89-unit assisted living and Alzheimer community in Enon, OH, for $9.1 million and financed the transaction through a sale-leaseback with HCP.

In October 2006, the Company acquired two assisted living and Alzheimer properties from a regional operator in Ohio. The total transaction totaling $22 million included a 91-unit property in Mount Vernon, Ohio and an 89-unit property in Groveport, OH. The transaction was a sale leaseback transaction and added to a master lease with NHP. In addition, the Company closed on a five-property portfolio with 327 units for $31 million in October 2006. Three of the properties are located in Florida and other two properties are in Tennessee. The Company entered into a sale leaseback transaction and added to a master lease with HCP.

The monthly lease payments are reflected as interest expense as the payments approximate the Company’s effective interest yield. The financing obligations will remain recorded in the consolidated financial statements of the Company unless the purchase options are allowed to expire, and at that time, the Company will record a sale and a reduction of the financing obligations and related real estate. The facilities that recorded financing obligations are as follows:

Summerville at Hillsborough, Summerville at Stafford, Summerville at Litchfield Hills, Summerville at Port Orange, Summerville at Ocoee, Summerville at South Windsor, Summerville at Mentor, Summerville at Heritage Place, Summerville at Fairwood Manor, Summerville at Lakeland, Summerville at New Port Richey, Summerville at Venice, Summerville at Ocala East, Summerville at St. Augustine, Summerville at Lakeland Hills, Summerville at Irving, Summerville at Chestnut Hills, Summerville at Atherton, Summerville at Barrington, Summerville at Golden Pond, Summerville at Beckett Lake,  Summerville at Carrollwood, Summerville at Gainesville, Summerville at Camelot Place, Summerville at Fox Run, Summerville at Lakeview, Summerville at HillenVale, Summerville at Wekiwa Springs, Summerville at Oak Park, Estate at Oak Ridge, The Terrace Estates and Summerville at Oviedo.

The future minimum lease payments required under the Company’s financing obligations (reflected as interest expense on the statement of operations) during the years beginning January 1, 2007, are as follows:

Financing
Obligations

2007	$28,172
2008	28,945
2009	29,739
2010	30,607
2011	31,472
Thereafter	296,992
Total minimum payments	$445,927

7.	PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2006 and 2005, consist of the following:
	2006	2005
		Restated

Land	$51,626	$35,790
Buildings	219,796	104,493
Capital lease — buildings	28,111	11,123
Furniture	5,410	4,157
Equipment	5,287	3,647
Capital lease — equipment	2,063	828
Leasehold improvements	20,170	11,448
Total	332,463	171,486
Less accumulated depreciation	(30,156)	(21,737)
Property and equipment — net	$302,307	$149,749

8.	LONG-TERM DEBT

Long-term debt as of December 31, 2006, 2005, and 2004, consists of the following:

	2006	2005

Secured:
Bridge Loan facility for borrowings of up to $67 million due to Apollo; interest at 25% per annum; principal and interest due June 30, 2008, facility secured by certain leasehold
interests owned by the Company	$63,502	$42,502

Note payable to HCPI; interest at 12.5% per annum;
interest payable monthly in arrears; principal payments of $238 payable quarterly through date of maturity, April 30, 2007 and extended to June 29, 2007; principal payment of $713
paid during 2006, note secured by certain facility leasehold interests	7,340	8,052

Note due to Apollo, interest at 12% per annum; interest and principal payable on
June 30, 2008, note secured by certain leasehold interests owned by the Company	14,086	14,086

Unsecured:
Note payable to HCN; interest at 12%; interest payable monthly; principal payments of
$200 per quarter commencing September 30, 2003; principal payments of $250 and $350 per quarter commencing for the years 2004 and 2005, respectively, and $350 due in first
quarter in 2006, with principal due July 1, 2006 (note paid off during July 2006)	-	918

Note payable to Cox, West, Fischer, a lessor; interest at 7% per annum; principal and
interest payable in monthly installments of $35; final payment due August 1, 2007	370	748

Note payable to Mission Felson, a lessor; interest at 9% per annum; principal and
interest payable in monthly installments of $3; final payment due August 1, 2007	15	32

Note payable to HCPI; interest at 9% per annum; principal and interest payable
in monthly installments of $3; final payment due September 1, 2010	118	144

Note payable to Ford Motor Credit; interest ranging from 0.9% to 3.9% per annum;
principal and interest payable in monthly installments in aggregate of $5
(note paid off during September, 2006)	-	206
Total debt	85,431	66,688
Less current portion	(7,753)	(2,494)
Total long-term debt	$77,678	$64,194

During January 2005, the note payable to Prudential Huntoon Paige of $5 million was assumed by Ventas Realty, LP in conjunction with the sale-leaseback transaction of Fairwood community. During April 2005, the Company exercised their option to purchase certain facilities from HR Acquisition I Corporation and the related note payable for $5.2 million was paid off in conjunction with this transaction. During May 2005, the note to HCN for $0.3 million was paid off.

During July 2006, the note payable to HCN of $0.9 million was paid off. During September 2006, the note payable to Ford Motor Credit of $0.2 million was paid off in conjunction with the capital lease transaction with NBR International Leasing Co.

In May 2007, the maturity date of a note between a wholly owned subsidiary of the Company and HCPI dated May 11, 1999, as amended, was extended to June 29, 2007.

Principal maturities of long-term debt as of December 31, 2006, are as follows:

Years Ending
December 31

2007	$7,753
2008	77,618
2009	33
2010	27
2011	-
Thereafter	-
Total	$85,431

9.	RELATED-PARTY TRANSACTIONS

The Company holds two notes receivable from the former principal owner of Cobbco, Inc., now an officer of the Company. Cobbco, Inc., with 19 assisted living communities in California, was acquired by the Company in 1998. The interest-only notes bear interest at a rate of 4.51% and 7%, respectively. At December 31, 2006 and 2005, the total principal and accrued interest balance for the two notes was $1,223 and $189, respectively. No interest payments have been made with respect to either note, as such the total principal and unpaid interest is currently due. A waiver was granted by the board until December 31, 2007. The Company held another note receivable for a different officer of the Company, bearing interest at a rate of 5% and the principal and interest of $56 was paid off in 2005.

10.	LETTER OF CREDIT COMMITMENTS

Pursuant to requirements in certain of the Company’s lease and insurance agreements, the Company is required to maintain irrevocable letters of credit totaling $8.4 million at December 31, 2000, and $1.9 million at December 31, 2005. The letters of credit are collateralized with cash or equivalents, which are classified as restricted cash in the consolidated balance sheets.

11.	LEASE COMMITMENTS

Operating Leases— The Company leases its corporate office space in California with a lease term expiring in 2011. Corporate office rental expense for the years ended December 31, 2006, 2005, and 2004, amounted to $588, $267, and $312, respectively.

The Company has entered into operating leases for 42 facilities. The operating lease terms range from 5 to 30 years, with certain options to extend. The leases are subject to annual increases based on the consumer price index and/or stated increases in the leases. The operating lease expense for the years ended December 31, 2006, 2005, and 2004, amounted to $36.5 million, $14.1 million, and $19.0 million, respectively.

In certain circumstances, the Company has not maintained the minimum required insurance coverage as specified in the lease agreements. In the opinion of management, the landlords do not consider this to be a technical violation of the covenants contained within the lease.

Capital Leases— The Company leases certain equipment under capital leases. The original cost of the equipment capital leases included in property and equipment at December 31, 2006 and 2005, is $2.1 million and $0.8 million, respectively.

The Company leases 3 facilities that qualify for capital lease treatment based on the length of the lease, which extends for 35 years. As of December 31, 2006, the Company has $28.1 million of facilities under capital lease. The depreciation of the capital asset is included in depreciation and amortization expense in the consolidated statements of operations.

The future minimum lease payments required under the Company’s capital and operating leases during the years beginning January 1, 2006, are as follows:

	Capital	Operating
	Leases	Leases

2007	$1,704	$37,103
2008	1,770	37,219
2009	1,691	37,747
2010	1,479	37,996
2011	1,436	37,957
Thereafter	31,368	286,948
Total minimum payments	39,448	$474,970
Interest on capital lease obligations	(16,185)
Net minimum payments	23,263
Current maturities of capital lease obligations	(593)
Long-term capital lease obligations	$22,670

12.	INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets (liabilities) are as follows (in thousands):

	2006	2005

Current:
Accrued compensation	$1,872	$1,178
Deferred revenue	1,964	835
Bad debts	374	213
Total current	4,210	2,226
Valuation allowance	(4,210)	(2,226)
Current — net	-	-

Noncurrent:
Fixed assets and land	(38,995)	(31,581)
Financing costs	(1,694)	(1,240)
Net operating loss carryforwards	43,640	40,310
Accumulated depreciation and amortization	2,646	341
Intangible assets	1,707	1,940
Capital lease obligations	52,894	42,431
Straight-line rent reserve	4,347	1,889
Total noncurrent	64,545	54,090
Valuation allowance	(64,545)	(54,090)
Noncurrent — net	-	-
Total deferred tax asset	$-	$-

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by approximately $12.4 million and $.8 million for the years ended December 31, 2006 and 2005, respectively.

As of December 31, 2006, the Company had net operating loss forwards for federal income tax purposes of approximately $113 million, which expire beginning in the year 2020 through 2033. Net operating loss carry forwards for various state income tax purposes was approximately $60 million, which expire beginning in 2007.

Utilization of the Company’s net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration of the net operating loss before utilization.

For the years ended in 2006, 2005, and 2004, a provision for income taxes of approximately $0.7 million, $0.5 million, and $0.4 million, respectively, was recorded due to the tax basis recognition of gains with respect to sale-leaseback transactions. This accrual reflects the estimated amount of state income tax owed.

13.	EQUITY

Common Stock— At December 31, 2006 and 2005, there were 999,962,200,000 shares of voting common stock authorized and 2,203,805 shares outstanding. Holders of common stock are entitled to dividends if and when declared by the Board of Directors. All outstanding common stock options and warrants are exercisable into voting common stock.

Common Stock Reserved for Future Issuance— As of December 31, 2006, the Company has reserved shares of common stock for future issuance as follows:

Common stock warrants:
Issued in connection with Series B financing	17,500
Issued to nonemployees	15,000
Series A convertible preferred stock	2,483,089,436
Series B convertible preferred stock	13,117,628,584
Series C convertible preferred stock	29,333,069,205
Series D convertible preferred stock	18,335,748,158
Warrants issued in connection with financings:
Series E convertible preferred stock	14,114,821,998
Series F convertible preferred stock	80,564,616,954
Series G convertible preferred stock	729,098,541,800
Common stock options issued and outstanding	75,635
Common stock options available under stock option plans	352,840
Total	887,047,977,110

Common Stock Warrants— In conjunction with the sale of additional Series B convertible preferred stock by the Company, the Company retained a financial advisor. Upon successful closing of $7 million in preferred equity, this advisor received 17,500 warrants at an exercise price of $13.00 per share. The warrant was issued on November 6, 1997, and expires on November 6, 2007.

In conjunction with investment banking services related to equity financing, the Company has issued a warrant certificate to an investment banker for the purchase of up to 15,000 shares of the Company’s common stock at an exercise price of $3.75 per share. The warrant was issued on July 19, 1997, and expires on July 19, 2007.

Convertible Preferred Stock— As of December 31, 2006, the Company’s convertible preferred stock is as follows:

					Aggregate
		Shares	Carrying	Conversion	Liquidation
Series	Par Value	Authorized	Value	Price	Preference

Series A convertible preferred stock	$0.001	3,000,000	2,669,500	$0.00108	$2,670

Series B convertible preferred stock:	0.001	7,700,000
Series B-1			3,076,923	0.00110	4,000
Series B-2			4,349,270	0.00119	11,568

Series C convertible preferred stock	0.001	14,600,000	10,571,429	0.00126	37,000

Series D convertible preferred stock	0.001	7,200,000	6,258,217	0.00128	23,468

Series E convertible preferred stock	0.001	2,477,000		0.00132

Series F convertible preferred stock	0.001	400,000		0.00154

Series G convertible preferred stock	0.001	1,000,000	999,998	0.05000	997,568

The shares of the Company’s Series A, B, C, D, E, F, and G have similar rights and preferences, except that the Company’s Series A convertible preferred stock has priority over the other series of preferred stock on dividends. The rights, preferences, and privileges of the holders of Series A, B, C, D, E, F, and G convertible preferred stock are as follows:

Dividends— Holders of shares of Series A convertible preferred stock are entitled to cumulative dividends, when and if declared by the Board of Directors, of $0.07 per share per annum. Holders of shares of Series B, C, D, E, F, and G are entitled to noncumulative dividends, when and if declared by the Board of Directors. No dividends were declared or paid during 2006 or 2005.

Conversion— Holders of shares of Series A, B, C, D, E, F, and G convertible preferred stock have the right, at their option, at any time to convert such shares to common stock based on the effective conversion rate. In addition, such convertible preferred shares must be converted upon the closing of an underwritten public offering with aggregate proceeds equal to or greater than $6 million.

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Liquidation— In the event of any liquidation, dissolution, or winding-up of the corporation, holders of shares of Series A, B, C, D, E, F, and G convertible preferred stock are entitled to receive, prior and in preference to payment or distribution to common stockholders or any other stock ranking junior to Series A, B, C, D, E, F, and G convertible preferred stock, a distribution as follows:

Per Share
Liquidation
Series	Preference

Series A	$1.0000
Series B:
Series B–1	1.3000
Series B–2	2.6000
Series C	3.5000
Series D	3.7500
Series E	4.8446
Series F	50.0000
Series G	997.5688

Voting — Holders of shares of Series A, B, C, D, E, F, and G convertible preferred stock vote equally with holders of shares of common stock on an as-if-converted basis.

Series D Convertible Preferred Stock— During 2000, the Company issued and sold 1,458,217 shares of Series D convertible preferred stock at fair value of $3.75 per share for total proceeds of $5.5 million to Apollo (800,000 shares), HealthSouth Corporation (266,667 shares), and various investors (391,550 shares).

In connection with the Series D convertible preferred stock issuance, the Company and its major stockholders entered into a stockholders’ agreement with Apollo on November 19, 1999. This agreement gives Apollo certain rights, including the first right of refusal on the additional sale of stock by the Company, participation rights in the event the other stockholders sell shares, the right to elect three directors, the right to select a new management team in the event of financial default by the Company, and commencing November 20, 2002, the right, in the event that the Company has not completed a public offering by such date, to sell all its shares of capital stock to the Company and, if such shares are not purchased by the Company, the right to effect a sale of the Company. As of December 31, 2006, Apollo has not exercised their rights to sell the Company.

Series E Convertible Preferred Stock and Related Warrant— During 2000, the Company issued warrant certificates to Apollo for the purchase of up to 2,477,000 shares of Series E convertible preferred stock at an exercise price of $0.001 per share in conjunction with a guarantee by Apollo of debt issued by the Company in the amount of $4.5 million. The warrants expire on June 6, 2010. As of December 31, 2006 and 2005, no shares of Series E convertible stock have been issued.

Series F Convertible Preferred Stock and Related Warrant— During 2000, the Company issued warrant certificates to Apollo for the purchase of up to 400,000 shares of Series F convertible preferred stock at an exercise price of $0.001 per share in conjunction with debt issued by the Company to Apollo in the amount of $4 million. The warrants expire on July 21, 2010. As of December 31, 2006 and 2005, no shares of Series F convertible stock have been issued.

Series G Convertible Preferred Stock— During 2000, the Company issued a total of 1,000,000 shares of Series G convertible preferred stock to Apollo (972,226 shares) and HCN (27,774 shares). The shares were issued to Apollo in consideration for Apollo having provided funding in the form of a promissory note for $14.1 million. The shares issued to HCN were in connection with the settlement of certain liabilities due to HCN. In December 2002, Apollo elected to convert two shares to common stock. Each share of Series G convertible preferred stock converts to 729,100 shares of common stock.

14.	STOCK OPTION PLAN

The Company’s Board of Directors adopted an employee stock option plan (the “Plan”) on March 1, 1996. The Company has reserved 400,000 shares of common stock for issuance upon exercise of incentive stock options (ISO) or nonqualified stock options (NQSO) to be granted under the Plan. The exercise price is determined by the Board of Directors. In the case of ISOs, the exercise price will not be less than 100% of the common stock’s fair market value on the date of the grant. In the case of NQSOs, the exercise price shall be determined by the Board of Directors and may be less than fair market value. Each option has a term of 10 years and is exercisable pursuant to a vesting schedule determined by the Board of Directors, generally not exceeding five years. There is no intrinsic value for the options. The Company has not granted any stock options since May 2000 and all granted options had been fully vested by December 2005.

		Weighted-
		Average	Vested
	Options	Exercise Price	Price

Outstanding — January 1, 2004	75,635	$15.66	$15.41
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Outstanding — December 31, 2004	75,635	15.66	17.23
Exercisable at December 31, 2004	75,635	15.66	17.23
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Outstanding — December 31, 2005	75,635	15.66	15.66
Exercisable at December 31, 2005	75,635	15.66	15.66
Granted	-	-	-
Exercised	-	-	-
Forfeited	28,475	11.42	-
Outstanding — December 31, 2006	47,160	14.89	14.89
Exercisable at December 31, 2006	47,160	14.89	14.89
Available for grant at December 31, 2006	352,840	14.89	14.89
Vested, expected to vest at December 31, 2006	47,160	$14.89	$14.89

The following table summarizes information about outstanding and vested stock options at December 31, 2006:

	Options Outstanding			Options Vested
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Range of	Shares	Contractual	Exercise	Shares	Exercise
Exercise Price	Outstanding	Life (Years)	Price	Exercisable	Price

$10.00–$13.00	35,530	1.52	$11.07	35,530	$11.07
17.30–26.00	8,144	1.60	21.84	8,144	21.84
37.50–38.50	3,486	3.00	37.61	3,486	37.61

	47,160		$14.89	47,160	$14.89

Additional Stock Plan Information— As discussed in Note 1, the Company accounts for its stock-based awards using the modified prospective application, as permitted under FASB Statement No. 123R a revision of FASB Statement No. 123, as amended. All granted options have been fully vested by December 31, 2005.

The present value of each option award is estimated on the date of grant using the Black-Scholes option valuation. No options have been granted since May 2000.

15.	BENEFIT PLAN

The Company has a 401(k) plan available to most employees. Participants may contribute a percentage of compensation up to the maximum permitted by the Internal Revenue Code. The Company may make discretionary matching and/or additional discretionary contributions. During 2006, 2005, and 2004, the Company made discretionary contributions of $143, $110, and $40 respectively.

16.	LITIGATION AND CONTINGENT LIABILITIES

One or more of the Company’s subsidiaries are as defendants in certain resident-related matters. The Company maintains general and professional liability insurance coverage and has systems in place for tracking and managing community incidents. Management does not believe that the settlement of any active claims will have a material adverse impact on the consolidated financial position of the Company. In March 2007, the Company settled a legal dispute with a former development partner.

17.	SUBSEQUENT EVENTS

In 2007, Summerville entered into a development agreement with McClain Development Co. Inc., for a 106-unit assisted living and Alzheimer/dementia property in Grove City, OH. The agreed purchase price including building, land, and fixed assets will be $12.8 million and the project is targeted for a December 2007 opening.

In January 2007, the Company acquired two assisted living and Alzheimer/dementia properties from an individual regional operator in Ohio. The transaction of $25.3 million included a 103-unit property in Zanesville, OH and an 89 unit property in Medina, OH. The transaction was established as an operating lease and added to a master lease with NHP.

In March 2007, the Company acquired two assisted living and Alzheimer/dementia properties from Paramount Health Resources, Inc., a regional operator in the Midwest and East Coast. The transaction of $28.6 million included a 104-unit property in Westerville, OH and a 115 unit property in Dayton, OH. HCN financed the transaction with a combination of lease and a leasehold loan.

On March 29, 2007, Emeritus Corporation , a national provider of assisted living and Alzheimer’s and related dementia care services to senior citizens, and the Company announced that they had reached a definitive agreement whereby Emeritus will acquire all of the outstanding stock of the Company pursuant to an Agreement and Plan of Merger (the “Agreement”). Under the terms of the Agreement, 8,500,000 shares of common stock of Emeritus will be issued to the shareholders of the Company, including Apollo and certain employees of the Company. Certain loans outstanding from Apollo to the Company will be satisfied through the distribution of the Emeritus common stock issued in this transaction. After the merger, the former shareholders of the Company will hold approximately 31% of the outstanding stock of Emeritus. Consummation of the transaction is subject to Emeritus shareholder approval and is anticipated to close in July 2007. After the merger, Emeritus will operate 284 communities in 36 states comprising 24,448 units with a capacity for over 28,000 residents.

In May 2007, Ventas Realty, LP (“Ventas”), a public real estate investment trust, notified the Company that an event of default had occurred affecting certain assisted living and dementia care communities. The notice demanded a $1.7 million increase in the Company’s aggregate security deposits in order to cure the default. The Company paid the required amount in conjunction with an advance from Apollo of $1.7 million. In June 2007, Ventas notified the Company that an additional $0.3 million increase in the Company’s aggregate security deposit was required to cure the default. The Company paid the additional amount.

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